[Letterhead of Crouch, Bierwolf & Chisholm]



                                                       September 1, 2000


BY U.S. MAIL

Chief Accountant
Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

        Re:    CyberAmerica Corporation
               File No. 1-9418

Gentlemen:

     We have been furnished with a copy of the response to item 4 of Form 8-K for the event that occurred on Augut 29, 2000, to be filed by our former client CyberAmerica Corporation. We agree with the statments made in response to that
Item 4 insofar as they relate to our firm.


                                        Very truly yours,


                                        /s/ Crouch, Bierwolf & Chisholm
                                        --------------------------------
                                        Crouch, Bierwolf & Chisholm




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